Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome B. Eisenberg, Christian G. Le Brun and Alejandro R. San Miguel, and each of them singly, true and lawful attorneys-in-fact and agents, with full power to them (including the full power of substitution and resubstitution), to sign for him and in his name, place and stead, in the capacity or capacities set forth below, (1) a Registration Statement on Form S-1 to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) and (2) any subsequent registration statement filed by the Company pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), for the offering which the Registration Statement on Form S-1 relates, and (3) any or all amendments (including post-effective amendments), free writing prospectuses and supplements to the foregoing registration statements, for the purpose of registering under the Securities Act shares of Common Stock, par value $0.001 per share, of the Company to be sold by the Company and/or certain shareholders of the Company, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jerome B. Eisenberg Jerome B. Eisenberg	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 25, 2007
/s/ Marco Fuchs Marco Fuchs	Director	April 24, 2007
/s/ Ronald Gerwig Ronald Gerwig	Director	April 18, 2007

/s/ Hans E.W. Hoffmann Hans E.W. Hoffmann	Director	April 18, 2007
/s/ Timothy Kelleher Timothy Kelleher	Director	April 25, 2007
/s/ Gary H. Ritondaro Gary H. Ritondaro	Director	April 25, 2007
/s/ Robert G. Costantini Robert G. Costantini	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	April 25, 2007